UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2021

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HURC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

On March 12, 2021, Hurco Companies, Inc. (the “Company”) announced that Michael Doar will transition from his role as Chief Executive Officer to the position of Executive Chairman of the Board, effective on that date.  Mr. Doar was re-elected to the Company’s Board of Directors (the “Board”) at the Company’s Annual Meeting of Shareholders held on March 11, 2021 (the “Annual Meeting”).  Accordingly, Mr. Doar will remain a director of the Company and continue to serve as its Executive Chairman.

The Board has appointed Gregory Volovic, currently the Company’s President and Chief Operating Officer, to the positions of President and Chief Executive Officer, effective March 12, 2021.  Mr. Volovic was also re-elected to the Board of Directors at the Annual Meeting and, accordingly, will also remain a director of the Company.

As described in the proxy statement for the Annual Meeting, Robert Cruickshank retired from the Board of Directors upon the end of his term, effective at the time of the Annual Meeting.  Mr. Cruickshank had previously served as the Presiding Independent Director. As a result of his retirement, the independent directors of the Company have designated Richard Porter to serve as the new Presiding Independent Director.

Mr. Volovic, age 57, has been a member of the Board since March 2019, the Company’s President since 2013, and the Chief Operating Officer since 2019. Mr. Volovic oversees all of the Company’s operations, including worldwide sales, service, end-to-end management of research and development, new product development activities, strategic acquisitions, and operational initiatives. He has held various positions within the Company, most recently Executive Vice President, Software and Engineering, before becoming President in 2013. Prior to joining the Company, Mr. Volovic led the advanced manufacturing equipment development program for the CRT division of RCA/Thomson and the worldwide development of Information Technology (IT) and E-business/Knowledge Management technologies. He also held various positions within Thomson, including Director of E-Business, Engineering, and Information Technology. Mr. Volovic started his career as a software developer for Unisys Corporation, where he was a Unix programmer. Mr. Volovic also serves on the board of a privately held company and is a board member of the Association of Manufacturing Technology (i.e., AMT).

Mr. Doar will not receive any severance or other separation payments or benefits in connection with his transition from Chief Executive Officer to Executive Chairman of the Board. Until determined otherwise by the Compensation Committee, Mr. Doar will continue to receive the same level of compensation and benefits as he did prior to this transition, which compensation is described in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on January 29, 2021. Further, Mr. Volovic will not receive any adjustments or additional compensation in connection with his promotion to Chief Executive Officer at this time.

There are no arrangements or understandings between Mr. Volovic and any other persons pursuant to which he was appointed President and Chief Executive Officer of the Company. He has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

In addition, on March 12, 2021, the Company announced that HaiQuynh Jamison, currently the Company’s Director of Financial Reporting and Policy, has been appointed Corporate Controller, effective on that date.  In this position, Ms. Jamison will serve as the Company’s principal accounting officer.  Sonja K. McClelland, who was the Company’s principal accounting officer immediately prior to Ms. Jamison’s appointment, will continue in her roles as Executive Vice President, Treasurer, and Chief Financial Officer of the Company.

Ms. Jamison, age 42, has been employed by the Company since March 2006.  Ms. Jamison served as the Company’s Corporate Accounting Manager from March 2006 to October 2008, as Division Controller for Hurco North America from October 2008 to March 2014, and as Director of Financial Reporting and Policy from March 2014 to March 2021.  Prior to joining the Company, Ms. Jamison was employed by an international public accounting firm.

Ms. Jamison will not receive any adjustments or additional compensation in connection with her promotion to Corporate Controller at this time.

There are no arrangements or understandings between Ms. Jamison and any other persons pursuant to which she was appointed principal accounting officer of the Company. She has no family relationships with any of the Company’s directors or executive officers, and she is not a party to, and she does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Also, on March 12, 2021, the Company announced that Jonathon Wright, currently the Company’s General Counsel and Assistant Secretary, has been appointed Corporate Secretary, effective on that date. Sonja K. McClelland, who was the Company’s Corporate Secretary immediately prior to Mr. Wright’s appointment, will continue in her roles as Executive Vice President, Treasurer, and Chief Financial Officer.

Mr. Wright, age 38, has been employed by the Company since September 2016. Mr. Wright served as the Company’s General Counsel from September 2016 to March 2018 and as General Counsel and Assistant Secretary from March 2018 to March 2021. Prior to joining the Company, Mr. Wright was employed as an attorney in private practice focusing on corporate law, mergers and acquisitions, business transactions, and capital formation.

Mr. Wright will not receive any adjustments or additional compensation in connection with his promotion to Corporate Secretary at this time.

There are no arrangements or understandings between Mr. Wright and any other persons pursuant to which he was appointed Corporate Secretary of the Company. He has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2021, the Company’s Board of Directors approved and adopted amendments to the Company’s Amended and Restated By-Laws, effective on that date. The amendments permit the Chairman of the Board position to be separate from the Chief Executive Officer position, as well as make other officer-related changes and certain conforming and ministerial changes.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, as so amended, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on March 11, 2021.  The shareholders:

●	elected all eight of the Company’s nominees for director to serve until the next Annual Meeting of Shareholders;
●	approved, on an advisory basis, the compensation for the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting; and
●	ratified the appointment of RSM US LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2021.

Shares were voted on these proposals as follows:

	Number of Votes FOR	Number of Votes WITHHELD	Broker Non-Votes	Abstentions
Election of Directors:
Thomas A. Aaro	4,103,146	1,435,058	481,377	N/A
Michael Doar	5,486,587	51,617	481,377	N/A
Cynthia Dubin	5,484,740	53,464	481,377	N/A
Timothy J. Gardner	5,466,583	71,621	481,377	N/A
Jay C. Longbottom	5,491,735	46,469	481,377	N/A
Richard Porter	4,110,346	1,427,858	481,377	N/A
Janaki Sivanesan	5,382,113	156,091	481,377	N/A
Gregory Volovic	5,453,112	85,092	481,377	N/A

	For	Against	Broker Non-Votes	Abstentions
Advisory vote to approve executive compensation:	5,290,865	78,716	481,377	168,623

	For	Against	Broker Non-Votes	Abstentions
Ratification of appointment of public accounting firm:	5,935,860	78,989	0	4,732

Item 7.01Regulation FD Disclosure.

On March 12, 2021, the Company issued a press release announcing the management changes described above in Item 5.02.  A copy of the press release is attached as Exhibit 99.1 to this report.

On March 12, 2021, the Company also issued a press release announcing that the Company’s Board of Directors approved (1) the payment of a cash dividend of $0.14 per share of common stock, payable on April 12, 2021, to shareholders of record as of close of business on March 29, 2021, and (2) a share repurchase program in an aggregate amount of up to $7.0 million. A copy of the press release is attached as Exhibit 99.2 to this report.

Item 8.01Other Events.

As noted above, on March 12, 2021, the Company announced that its Board of Directors approved a share repurchase program in an aggregate amount of up to $7.0 million. Repurchases under the program may be made in the open market or through privately-negotiated transactions from time to time through March 10, 2023, subject to applicable laws and regulations. The program may be amended, suspended, or discontinued at any time and does not commit the Company to repurchase any shares of its common stock.

Item 9.01Financial Statements and Exhibits

Exhibit Index

3.1Amended and Restated By-Laws of the Registrant, as amended through March 12, 2021

99.1Press Release of Hurco Companies, Inc. dated March 12, 2021

99.2Press Release of Hurco Companies, Inc. dated March 12, 2021

104.1Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2021

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland_______________
Sonja K. McClelland, Executive Vice President, Treasurer and Chief Financial Officer